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                                                                      EXHIBIT 21


                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                                     Jurisdiction in which
      Subsidiary or Affiliate                                        Incorporated or Organized
      -----------------------                                        -------------------------

      Chicago Bridge & Iron Company B.V.                             The Netherlands
         Arabian CBI Ltd.                                            Saudi Arabia
         Arabian CBI Tank Manufacturing Co. Ltd.                     Saudi Arabia
         CBI Construcciones S.A.                                     Argentina
         CBI Constructors Pty. Ltd.                                  Australia
            CBI Constructors Pty. Ltd. (PNG)                         New Guinea
         CBI Constructors S.A. (Pty.) Ltd.                           South Africa
         CBI Holdings U.K. Ltd.                                      United Kingdom
            CBI Constructors Limited                                 United Kingdom
         CBI (Malaysia) Sdn. Bhd.                                    Malaysia
         CB&I Nigeria, Ltd.                                          Nigeria
         CBI (Philippines) Inc.                                      Philippines
         CBI Sino Thai, Ltd.                                         Thailand
         CBI Venezolana, S.A.                                        Venezuela
         Chicago Bridge & Iron Company (Egypt) LLC                   Egypt
         CMP Holdings, B.V.                                          The Netherlands
            CB&I (Europe) B.V.                                       The Netherlands
         Horton CBI, Limited                                         Canada
            Horton Services, Inc.                                    Canada
         P.T. CBI Indonesia (1)                                      Indonesia
         UltraPure Systems, Inc.                                     Puerto Rico

      Chicago Bridge & Iron Company (Antilles) N.V.                  Netherland Antilles
         CBI Eastern Anstalt                                         Liechtenstein
            Oasis Supply Company Anstalt                             Liechtenstein
         CBI Overseas LLC                                            Delaware

      Chicago Bridge & Iron Company                                  Delaware
         CB&I Constructors, Inc.                                     Texas
         CBI Services, Inc.                                          Delaware
         Chicago Bridge & Iron Company                               Illinois
            Asia Pacific Supply Company                              Delaware
            CBI Caribe Limited                                       Delaware
            CBI Company Ltd.                                         Delaware
               Constructora CBI Ltd.                                 Chile
            Central Trading Company Ltd.                             Delaware
            Highland Trading Company                                 Cayman Islands
         Chicago Bridge & Iron Company (Delaware)                    Delaware
         XL Technology Systems, Inc.                                 Delaware

      Lealand Finance Company B.V.                                   The Netherlands

(1) Unconsolidated affiliate

In addition, Chicago Bridge & Iron Company N.V. has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.